As filed with the Securities and Exchange Commission on December 7, 2006

Registration No. 333-130569

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAL-MART STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(479) 273-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ANTHONY D. GEORGE, ESQ.

Associate General Counsel, Finance and Assistant Secretary

Wal-Mart Stores, Inc.

702 S.W. 8th Street

Bentonville, Arkansas 72716

479-273-4000

(Name, address, and telephone number, including area code, of agent for service)

With copies to

DUDLEY W. MURREY, ESQ. Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201 214-659-4400	GLENN M. REITER, ESQ. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 212-455-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Wal-Mart Stores, Inc. (the “Company”) is being filed solely for the purpose of filing (i) as a new Exhibit 4.6, the First Supplemental Indenture to the Indenture, dated as of July 19, 2005 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A. (as successor-in-interest to J.P. Morgan Trust Company, National Association), as trustee, to confirm the succession of The Bank of New York Trust Company, N.A. as trustee under the Indenture and (ii) a new Form T-1 relating to the eligibility of The Bank of New York Trust Company, N.A. to replace the previously filed Exhibit 25.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

1.1	Underwriting Agreement, dated May 19, 2006 (incorporated herein by reference to Exhibit 1.(B) to the Registrant’s Current Report on Form 8-K filed May 25, 2006).

1.2	Pricing Agreement, dated May 19, 2006, among the Registrant, Goldman Sachs International and Lehman Brothers International (Europe) (incorporated herein by reference to Exhibit 1.(A) to the Registrant’s Current Report on Form 8-K filed May 25, 2006).

4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 1989).

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-8 (File No. 33-43315)).

4.3	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant’s Current Report on Form 8-K dated July 27, 1999).

4.4	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 8, 2005).

4.5	Indenture, dated as of July 19, 2005, between the Registrant and J.P. Morgan Trust Company, National Association, as Trustee (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-126512)).

**4.6	First Supplemental Indenture, dated as of December 1, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association, as Trustee, under the Indenture, dated as of July 19, 2005.

4.7	Series Terms Certificate, dated May 19, 2006, relating to the Registrant’s 1.78% Notes Due 2011 (incorporated herein by reference to Exhibit 4.(A) to the Registrant’s Current Report on Form 8-K filed May 25, 2006).

4.8	Form of Global Note relating to the Registrant’s 1.78% Notes Due 2011 (incorporated herein by reference to Exhibit 4.(B) to the Registrant’s Current Report on Form 8-K filed May 25, 2006).

*5.1	Opinion of Andrews Kurth LLP with respect to the legality of the securities being registered.

5.2	Opinion of Andrews Kurth LLP, dated May 25, 2006, with respect to the legality of the Registrant’s 1.78% Notes Due 2011 (incorporated herein by reference to Exhibit 5 to the Registrant’s Current Report on Form 8-K filed May 25, 2006).

12.1	Statement re computations of ratios (incorporated herein by reference to Exhibit 12 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2006).

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Andrews Kurth LLP.

*24.1	Powers of Attorney.

**25.1	Statement of Eligibility of Trustee on Form T-1.

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on December 7, 2006.

WAL-MART STORES, INC.

By:	/s/ THOMAS M. SCHOEWE
Name:	Thomas M. Schoewe
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

DATE: December 7, 2006	* S. Robson Walton Chairman of the Board and Director

DATE: December 7, 2006	* H. Lee Scott, Jr. President, Chief Executive Officer and Director

DATE: December 7, 2006	/s/ THOMAS M. SCHOEWE Thomas M. Schoewe Executive Vice President and Chief Financial Officer (Principal Financial Officer)

DATE: December 7, 2006	* Charles M. Holley, Jr. Senior Vice President and Controller (Principal Accounting Officer)

Aida M. Alvarez Director

DATE: December 7, 2006	* James W. Breyer Director

DATE: December 7, 2006	* M. Michele Burns Director

Roger C. Corbett Director

James I. Cash, Jr., Ph.D. Director

DATE: December 7, 2006	* Douglas N. Daft Director

DATE: December 7, 2006	* David D. Glass Director

Roland A. Hernandez Director

DATE: December 7, 2006	* Jack C. Shewmaker Director

Jim C. Walton Director

Christopher J. Williams Director

DATE: December 7, 2006	* Linda S. Wolf Director

* By:	/s/ THOMAS M. SCHOEWE
Thomas M. Schoewe,
as Attorney-in-Fact